Exhibit 99.1
(Integrys Energy Group, Inc. logo)
NEWS RELEASE

For Immediate Release

WPS RESOURCES CORPORATION AND PEOPLES ENERGY CORPORATION MERGER COMPLETED, WPS RESOURCES CHANGES NAME TO INTEGRYS ENERGY GROUP, INC.

Divesting of Peoples Energy Production Company

Chicago, February 21, 2007 - Integrys Energy Group, Inc., announced that the merger involving WPS Resources Corporation (NYSE: WPS) and Peoples Energy Corporation (NYSE: PGL) was completed, effective February 21, 2007. The newly combined company is a diversified energy company serving four Midwest states through its regulated utility operations. Integrys Energy Group also operates nonregulated energy-related businesses in various markets in the United States and Canada.

Shareholders of Peoples Energy as of the close of business today, February 21, 2007, will receive 0.825 shares of WPS Resources common stock for each common share of Peoples. Simultaneous with the completion of the merger, WPS Resources changed its name to Integrys Energy Group, Inc., and its ticker symbol will change to TEG at the start of trading on February 22, 2007.

“We would like to thank our customers, shareholders, employees, and regulators for their support in combining these two companies,” stated Larry Weyers, President and CEO of Integrys Energy Group. “We look forward to finding opportunities to better serve our customers, to realize best business practices, to provide solid returns to our shareholders, and to act as good corporate citizens in the markets in which we operate.”

“Our integration teams have worked very hard, and plans are in place to ensure our new customers experience a seamless transition,” added Weyers. “Integrys Energy Group will be focused on providing excellent customer service and achieving operational excellence across all of its businesses to provide value to all stakeholders.”

Integrys Energy Group expects potential annual synergies of $94 million from the merger. These synergies are estimated to be achieved over a five-year time horizon. One-time costs to obtain these synergies are anticipated to be approximately $186 million over the same period.

In connection with the completion of the merger, trading in Peoples Energy’s common stock will be suspended as of the close of trading today, and Peoples Energy will withdraw the listing of its common stock from the New York Stock Exchange and the Chicago Stock Exchange as soon as practical. Peoples Energy will now be a wholly owned subsidiary of Integrys Energy Group.

In a further development, Weyers announced, “Based upon the results of our asset management evaluation announced on July 10, 2006, we have decided to proceed with the

WPS Resources Corporation and Peoples Energy Corporation Merger Completed,
WPS Resources Changes Name to Integrys Energy Group, Inc.
February 21, 2007

divestiture of Peoples Energy Production Company. The divestiture will allow Integrys Energy Group to focus on our core competencies, reduce or eliminate external financing requirements, and reduce Integrys Energy Group’s risk profile. We have selected J. P. Morgan Securities, Inc. as our financial advisor in this divestiture. They will be providing more detailed information to those interested parties who desire to participate in the divestiture process within the next few weeks. We anticipate the divestiture should be completed by the end of 2007.”

In accordance with the merger agreement, Integrys Energy Group expanded its board of directors to 16, including the 9 existing WPS Resources’ board members and 7 former Peoples Energy board members. The former Peoples Energy board members joining the Integrys Energy Group board are:

James R. Boris, Non-executive Chairman of the Board, 62
Pastora San Juan Cafferty, 66
Michael E. Lavin, 60
William J. Brodsky, 62
Keith E. Bailey, 64
Diana S. Ferguson, 43
John W. Higgins, 60

They will be joined by WPS Resources’ board of directors:

Richard A. Bemis, 65
Albert J. Budney, Jr., 59
Ellen Carnahan, 51
Robert C. Gallagher, 68
Kathryn M. Hasselblad-Pascale, 58
James L. Kemerling, 67
John C. Meng, 62
William F. Protz, Jr. 62
Larry L. Weyers, 61

As previously announced, the members of the management team leading Integrys Energy Group are:

Integrys Energy Group, Inc. (the holding company):
Boris Brevnov, 38, Vice President - Development
Kathy Donofrio, 49, Vice President - Strategic Planning
Peter Kauffman, 60, Corporate Secretary and Chief Governance Officer
Tom Meinz, 60, Executive Vice President, External Affairs
Phil Mikulsky, 59, Executive Vice President and Chief Development Officer
Joe O'Leary, 52, Senior Vice President and Chief Financial Officer
Jim Schott, 49, Vice President - Regulatory Affairs
Rodrigo Sierra, 46, Vice President - Public Affairs
Bud Treml, 57, Senior Vice President and Chief Human Resources Officer
Larry Weyers, 61, President and Chief Executive Officer

WPS Resources Corporation and Peoples Energy Corporation Merger Completed,
WPS Resources Changes Name to Integrys Energy Group, Inc.
February 21, 2007

Operating Companies:
Regulated Businesses:
Larry Borgard, 45, President and Chief Operating Officer - Integrys Gas Group
Chuck Cloninger, 48, President, Minnesota Energy Resources Corporation
Gary Erickson, 64, President, Michigan Gas Utilities Corporation
Desiree Rogers, 46, President, The Peoples Gas Light and Coke Company; and
President, North Shore Gas Company
Charlie Schrock, 53, President of Wisconsin Public Service Corporation
Nonregulated Businesses:
Steve Nance, 49, President, Peoples Energy Production Company
Mark Radtke, 45, President, Integrys Energy Services, Inc.
Business Support Services:
Tom Nardi, 52, President, Integrys Business Support, LLC

The companies will continue their strong civic, community, and philanthropic presence in their respective markets.

Conference Call

Integrys will hold a conference call to discuss this announcement today, February 21, 2007, at 10 a.m. Central Time (11 a.m. Eastern Time). To listen to the call, please dial 888-690-9634, 15 minutes before the start time; the pass code for the call is “WPS Resources.” A presentation will accompany the discussion and is available at www.wpsr.com, as well as at www.peoplesenergy.com. A replay of the call can also be accessed by dialing 800-801-6152. The telephone replay will be available through March 7, 2007.

To listen to the call via web cast or to replay it, visit the “Investor Information” section of the WPS Resources Corporation website at www.wpsr.com. The webcast replay will be available through February 20, 2008.

About Integrys Energy Group, Inc.

Integrys Energy Group, Inc., (NYSE: TEG), headquartered in Chicago, Illinois, is a holding company for energy-related subsidiaries which includes regulated utilities and nonregulated subsidiaries.

The six regulated utilities consist of:
•	The Peoples Gas Light and Coke Company is a natural gas utility serving more than 820,000 customers in the City of Chicago.
•
Wisconsin Public Service Corporation is a regulated electric and natural gas utility serving more than 429,000 electric customers and 311,000 natural gas customers in northeastern Wisconsin and an adjacent portion of Michigan's Upper Peninsula.

•	Minnesota Energy Resources Corporation is a natural gas utility serving approximately 207,000 customers throughout Minnesota.
•	Michigan Gas Utilities Corporation is a natural gas utility serving approximately 166,000 customers in lower Michigan.
•	North Shore Gas Company is a natural gas utility serving 158,000 customers in the northern suburbs of Chicago.

WPS Resources Corporation and Peoples Energy Corporation Merger Completed,
WPS Resources Changes Name to Integrys Energy Group, Inc.
February 21, 2007

•	Upper Peninsula Power Company is an electric utility that serves approximately 52,000 customers in Michigan's Upper Peninsula.

The nonregulated subsidiaries include:

•
Integrys Energy Services, Inc. is a diversified nonregulated energy supply and services company serving commercial, industrial and wholesale customers and aggregated groups of residential customers. Its principal market is the northeast quadrant of the United States and adjacent portions of Canada. Its principal operations are in Illinois, Maine, Michigan, Ohio, Texas, Virginia, and Wisconsin in the United States and Alberta, Ontario, and Quebec in Canada. Integrys Energy Services also owns and/or operates nonregulated electric generation facilities.

•
Peoples Energy Production Company is primarily engaged in the acquisition and development of proven onshore natural gas reserves with upside potential in a limited number of strategic supply basins. Value is then added through drilling programs, production enhancements and reservoir optimization.

More information about Integrys Energy Group, Inc., is available online at www.integrysgroup.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts and often include words such as “anticipate,” “expect,” “intend,” “may,” “could,” “project,” “believe” and other similar words. Forward-looking statements are beyond the ability of Integrys Energy Group, Inc., to control and, in many cases, Integrys Energy Group cannot predict what factors would cause actual results to differ materially from those indicated by forward-looking statements. Please see Integrys Energy Group’s periodic reports filed with the Securities and Exchange Commission (including their 10-Ks and 10-Qs) for listings of certain factors that could cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements included in this news release are based upon information presently available, and Integrys Energy Group does not assume any obligation to update any forward-looking statements.

Contact Information:

Joseph P. O'Leary (Investor Relations)
Senior Vice President and Chief Financial Officer
(920) 433-1463

Donna M. Sheedy (Investor Relations)
Manager Investor Relations
(920) 433-1857

Thomas P. Meinz (Media)
Executive Vice President - External Affairs
(920) 433-1293

WPS Resources Corporation and Peoples Energy Corporation Merger Completed,
WPS Resources Changes Name to Integrys Energy Group, Inc.
February 21, 2007

Rod Sierra (Media)
Vice President - Public Affairs
(312) 240-4380

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